Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Quince Therapeutics, Inc., a Delaware corporation (the "Company” or "Seller"), Quince Therapeutics SpA, a company organized under the laws of Italy ("Quince SPA", "Italian Subsidiary") entered into an asset purchase agreement (the "APA") with Ayma Therapeutics Inc., a Delaware corporation, ("Ayma" or "Buyer") pursuant to which, on September 8, 2026 (the "Closing Date"), the Buyer purchased and assumed from Seller, the Purchased Assets and the Shares (each as defined herein), as set forth in the APA (the "Sale Transaction") for an aggregate amount of $450,000. The Purchased Assets defined as (1) Global Intellectual Property: All Intellectual Property, including all regulatory filings, dossiers and documentation available to cross reference to regulatory agencies, related to the technology known as Autologous Intracellular Drug Encapsulation or the device and technology known as eDSP (EryDex) (collectively, the “Global IP”), (2) Systems: The AIDE and eDSP (EryDex) machines and systems, including approximately 20 units located at the Italian facilities and approximately 35 units located at various clinical trial sites, together with consumables and kits used in operation thereof (the “Systems”), and (3) Agreements: All agreements set forth in the APA. Shares defined as all of the issued and outstanding shares of the Italian Subsidiary.

In connection with the completion of the Sale Transaction, the Company has prepared the following unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information are based on the Company’s historical consolidated financial statements adjusted to give effect to the Sale Transaction. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 has been prepared with the assumption that the Sale Transaction was completed as of the balance sheet date. The unaudited pro forma condensed consolidated statements of operation for the six month ended June 30, 2026 and the year ended December 31, 2025, have been prepared with the assumption that the Sale Transaction occurred as of January 1, 2025.

The unaudited pro forma condensed consolidated financial information are provided for illustrative purposes only and do not purport to represent what the Company’s actual results of operations or financial position would have been had the Sale Transaction occurred on the dates indicated, nor are they necessarily indicative of the Company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

The unaudited pro forma condensed consolidated financial information and related notes are prepared in accordance with Article 11 of

Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020. The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•
Quince’s audited consolidated financial statements, and related notes thereto, for the year ended December 31, 2025, included in Quince’s Annual Report on Form 10-K for the year ended December 31, 2025;
•
Quince’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2026, included in Quince’s Quarterly Report on Form 10-Q for the period ended June 30, 2026;
•
The accompanying notes to the unaudited pro forma condensed consolidated financial information.

The Company effected an initial reverse stock split of our outstanding common stock and Exchangeable Shares at a ratio of 1-for-10, effective as of 11:59 p.m., Eastern Time, on April 10, 2026. However, the information set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 has not been adjusted to give effect to such reverse stock split.

The Company effected a second reverse stock split of our outstanding common stock and exchangeable Shares at a ratio of 1-for-20, effective as of 11:59 p.m., Eastern Time, on June 29, 2026. However, the information set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 has not been adjusted to give effect to such reverse stock split.

The Company has reflected the 1-for-10 and 1-for-20 reverse stock split herein, unless otherwise indicated.

QUINCE THERAPEUTICS, INC., AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2026
(in thousands)

				Pro Forma
	Company Historical	Adjustments		As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$115,981	$2,247	(a) (b) (c)	$118,228
Short-term investments	—	—		—
Prepaid expenses and other current assets	7,430	(5,038)	(a) (c)	2,392
Total current assets	123,411	(2,791)		120,620
Property and equipment, net	506	(506)	(a)	—
Operating lease right-of-use assets	—	—		—
Intangible assets	—	—		—
Other assets	78	—		78
Total assets	$123,995	$(3,297)		$120,698

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,636	$(39)	(a) (d)	$4,597
Accrued expenses and other current liabilities	3,864	(222)	(a) (e)	3,642
Total current liabilities	8,500	(261)		8,239
Warrant liabilities	6,292	—		6,292
Other long-term liabilities	716	(175)	(a)	541
Total liabilities	15,508	(436)		15,072
Mezzanine equity:
Series C Preferred Stock	143,811	—		143,811
Stockholders’ equity (deficit):
Preferred stock	—	—		—
Common stock	1	—		1
Additional paid in capital	460,447	—		460,447
Accumulated other comprehensive income (loss)	4,255	(4,466)	(b)	(211)
Accumulated deficit	(500,027)	1,605	(b)(d) (e)	(498,422)
Total stockholders’ equity (deficit)	(35,324)	(2,861)		(38,185)
Total liabilities, mezzanine equity, and stockholders’ equity (deficit)	$123,995	$(3,297)		$120,698

QUINCE THERAPEUTICS, INC., AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025
(in thousands, except share and per share amounts)
				Pro Forma
Operating expenses:	Company Historical	Adjustments		As Adjusted
Research and development	$35,382	$(26,637)	(f)	$8,745
General and administrative	15,047	(1,319)	(f)	13,728
Fair value adjustment for contingent consideration	7,639	—		7,639
Total operating expenses	58,068	(27,956)		30,112
Loss from operations	(58,068)	27,956		(30,112)
Fair value adjustment for debt	(2,043)	2,043	(f)	—
Fair value adjustment of warrants	(21,470)	—		(21,470)
Warrant issuance costs	(914)	—		(914)
Gain on sale of subsidiary	—	1,749	(g)	1,749
Interest income	1,244	(172)	(f)	1,072
Other income (expense), net	486	19	(f)	505
Net loss before income tax expense	(80,765)	31,595		(49,170)
Income tax expense	(3,214)	2,859	(h) (f)	(355)
Net loss	(83,979)	34,454		(49,525)
Other comprehensive loss:
Foreign currency translation adjustments	5,849	1,028	(f)	6,877
Unrealized gain (loss) on available-for-sale securities	(64)	—		(64)
Total comprehensive loss	$(78,194)	$35,482		$(42,712)

Net loss per share - basic and diluted (1)	$(335.27)			$(197.72)
Weighted average shares of common stock outstanding - basic and diluted (1)	250,484			250,484

(1) Adjusted prior period net loss per share and weighted average of common shares outstanding to reflect the 1-for-10 reverse stock split effected on April 10, 2026 and 1-for-20 reverse stock split effected on June 29, 2026.

QUINCE THERAPEUTICS, INC., AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026
(in thousands, except share and per share amounts)

	For the Six Months Ended June 30, 2026
				Pro Forma
	Company Historical	Adjustments		As Adjusted
Operating expenses:
Research and development	$12,306	$(4,438)	(f)	$7,868
General and administrative	59,000	(617)	(f)	58,383
Acquired in-process research and development	20,893	—		20,893
Loss on Orphai Acquisition	(1,305)	—		(1,305)
Intangible asset impairment charge	67,808	—		67,808
Fair value adjustment for contingent consideration	(64,330)	—		(64,330)
Total operating expenses	94,372	(5,055)		89,317
Loss from operations	(94,372)	5,055		(89,317)
Fair value adjustment for debt	12,168	(12,168)	(f)	—
Fair value adjustment for warrants	35,623	—		35,623
Warrant issuance costs	(874)	—		(874)
Interest income	744	(84)	(f)	660
Other income (expense), net	1,871	822	(f)	2,693
Net income (loss) before income tax expense	(44,840)	(6,375)		(51,215)
Income tax benefit (expense)	5,264	(5,031)	(f)	233
Net loss	$(39,576)	$(11,406)		$(50,982)
Other comprehensive loss:
Foreign currency translation adjustments	(1,490)	30	(f)	(1,460)
Unrealized loss on available-for-sale securities	(5)	—		(5)
Total comprehensive loss	$(41,071)	$(11,376)		$(52,447)

Net loss per share – basic and diluted	$(12.01)			$(15.47)
Weighted average shares of common stock outstanding – basic and diluted	3,295,727			3,295,727

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.
Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information is based on the Company’s historical consolidated financial information as adjusted to give effect to the transaction accounting adjustments in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the Sale Transaction.

The Asset Purchase Agreement is considered a disposition of significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements included herein in accordance with Article 11 of Regulation S-X and based on historical financial information of the Company.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 gives effect to the Sale Transaction as if it had occurred on June 30, 2026. The unaudited pro forma condensed consolidated statement of operations for year ended December 31, 2025 and for the six months ended June 30, 2026 gives effect to the Sale Transaction as if it had occurred on January 1, 2025.

Pro forma adjustments are presented for informational purposes only and are described in the accompanying notes based on information and assumptions currently available at the time of the filing of the Current Report on Form 8-K to which the unaudited pro forma condensed consolidated financial information is included as an exhibit. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the Sale Transaction been completed on the dates indicated above. In addition, it is not necessarily indicative of the Company’s future results of operations or financial condition and does not reflect all actions that have been or may be taken by the Company following the Sale Transaction.

2.
Pro Forma Adjustments

Article 11 of Regulation S-X allows for the presentation of reasonably estimable synergies (or dis-synergies) and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the Sale Transaction and has been prepared for informational purposes only.

The pro forma Transaction Accounting Adjustments for the Sale Transaction are based on the Company’s preliminary estimates and could change materially as additional information is obtained. The following Transaction Accounting Adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2026

a)
Adjustment to eliminate the assets and liabilities attributable to Quince SPA.
b)
Adjustment to reflect the pro forma gain on sale of subsidiary, consistent with ASC 810, resulting from the derecognition of the assets sold and liabilities transferred from Quince SPA upon divestiture. The estimated gain on sale of subsidiary presented below is preliminary and includes the adjustment to reflect the $0.5 million in proceeds received at the closing of the transaction and elimination of accumulated other comprehensive income related to the Italian subsidiary. Management will finalize the computation during the three months ended September 30, 2026. The actual gain may differ from the estimated gain below, and such difference may be significant.

(amount in thousands)
Cash consideration	$450
Net Proceeds	450
Add: Carrying amount of liabilities transferred and derecognized	580
Subtract: Carrying amount of assets sold and derecognized	(3,747)
Add: Cumulative translation adjustment	4,466
Pro forma gain on sale of subsidiary:	$1,749
c)
Adjustment to reflect a closing condition for the Sale Transaction, whereby the Company received cash of $4.6 million related to the VAT receivable, held by the Italian Subsidiary after the balance sheet date, and the Buyer agreed to pay the Company 50% of the net proceeds received, or approximately $2.3 million. The adjustment reflects the decrease of the VAT receivable of $4.6 million, for cash received, and the net effect to cash of $2.3 million
d)
Adjustment to recognize transaction-related costs of $40 thousand incurred in connection with the closing, including legal, advisory, and other directly attributable expenses.

e)
To reflect the foreign withholding tax impact as a result of distribution of cash from Quince SPA to the Company of $0.1 million due to the provisions of Italian Law and Italy-United States income tax treaty, withheld from the distribution of 5%, as part of the closing of the Sale Transaction. The estimated tax has been accrued for in “Accrued and other current liabilities” in the unaudited pro forma condensed consolidated balance sheet as of June 30, 2026. Management will finalize the computation during the three months ended September 30, 2026. The actual foreign withholding tax expenses may differ from the estimate, and such difference may be significant.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2026 and the Year Ended December 31, 2025

f)
Adjustment to eliminate the operating results attributable to Quince SPA. The fair value adjustment for debt is eliminated as Quince SPA was the borrower and the debt was historically used to fund the operations of Quince SPA before it was settled in March 2026.
g)
Adjustment to reflect the pro forma gain on sale of subsidiary, consistent with ASC 810, resulting from the derecognition of the assets sold and liabilities transferred from Quince SPA upon divestiture. See note b) for computation. The estimated gain on sale of subsidiary is preliminary. Management will finalize the computation during the three months ended September 30, 2026. The actual gain may differ from the estimated gain, and such difference may be significant.
h)
To reflect the foreign withholding tax impact described in note e).